Exhibit 10.7

TWENTIETH AMENDMENT

TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

This TWENTIETH AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P. (the “Company”) is made as of March 31, 2021 (this “Amendment”), by HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, as general partner (the “General Partner”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 31, 2017 (as amended by the First Amendment thereto, dated as of July 10, 2017, the Second Amendment thereto, dated as of September 29, 2017, the Third Amendment thereto, dated as of December 29, 2017, the Fourth Amendment thereto, dated as of February 27, 2018, the Fifth Amendment thereto, dated as of March 29, 2018, the Sixth Amendment thereto, dated as of July 2, 2018, the Seventh Amendment thereto, dated as of September 28, 2018, the Eighth Amendment thereto, dated as of December 31, 2018, the Ninth Amendment thereto, dated as of February 27, 2019, the Tenth Amendment thereto, dated as of March 29, 2019, the Eleventh Amendment thereto, dated as of July 1, 2019, the Twelfth Amendment thereto, dated as of September 30, 2019, the Thirteenth Amendment thereto, dated as of December 31, 2019, the Fourteenth Amendment thereto, dated of March 31, 2020, the Fifteenth Amendment thereto, dated of July 1, 2020, the Sixteenth Amendment thereto, dated of September 30, 2020, the Seventeenth Amendment thereto, dated of December 24, 2020, the Eighteenth Amendment thereto, dated of December 31, 2020, the Nineteenth Amendment thereto, dated of March 30, 2021, and thereafter from time to time, the “Partnership Agreement”).

RECITALS:

WHEREAS, during the quarter ended March 31, 2021, in accordance with the Partnership Agreement, the Company issued certain Limited Partner Interests;

WHEREAS, the General Partner desires to amend the Partnership Agreement to amend and restate Exhibit A of the Partnership Agreement to accurately reflect at all times the information to be contained thereon; and

WHEREAS, in accordance with Sections 4.2(b)(iii), 4.3, 4.5(a) and 14.1(a) of the Partnership Agreement, the General Partner is authorized to take such steps.

NOW THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, intending to be legally bound, hereby agrees as follows:

Section 1. Amendments. Exhibit A of the Partnership Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

Section 2. Miscellaneous.

(a) Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

(b) Ratification. The Partnership Agreement (as amended by this Amendment) shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date and year first aforesaid.

GENERAL PARTNER:

HOSPITALITY INVESTORS TRUST, INC.

By: /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: Chief Executive Officer and President